UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 25, 2006
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On April 25, 2006, the Board of Directors of Symantec Corporation (the “Company”) approved an amendment to the Symantec Executive Retention Plan (the “Plan”). Pursuant to the terms of the Plan, if the employment of a Designated Executive is terminated other than for Cause, or if the Designated Executive resigns following a Constructive Termination, in either case within 12 months after a Change in Control of the Company, all Equity Compensation Awards granted by the Company to such Designated Executive shall become fully vested and, if applicable, exercisable. The amendment expanded the forms of equity compensation subject to the Plan to include, among others, restricted stock, restricted stock units and stock appreciation rights. Prior to this amendment, the only form of equity compensation subject to the Plan was stock options. Unless otherwise defined, capitalized terms used in this Form 8-K have the meanings set forth in the Plan, which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01*	Symantec Executive Retention Plan, as amended
*	Management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: April 27, 2006	By:	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01*	Symantec Executive Retention Plan, as amended
*	Management contract or compensatory plan or arrangement.